UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of report (Date of earliest event reported) May 8, 2018
Jones Lang LaSalle Income Property Trust, Inc.

(Exact name of registrant as specified in its charter)

Maryland	000-51948	20-1432284
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS employer Identification No.)

333 West Wacker Drive, Chicago, IL		60606
(Address of principal executive offices)		(Zip Code)

Registrant’s telephone number, including area code: (312) 897-4000

N/A
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
☐    Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐    Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐    Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐    Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (17 CFR §230.405) or Rule 12b-2 of the Securities Exchange Act of 1934 (17 CFR §240.12b-2). Emerging growth company ☐
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 8.01 - Other Events

Annual Meeting of Stockholders
Jones Lang LaSalle Income Property Trust, Inc. (the “Company”) convened its annual meeting of stockholders (the “Annual Meeting”) on May 8, 2018. For more information regarding the business proposed for the Annual Meeting, please see the Company’s definitive proxy statement on Schedule 14A, filed with the SEC on April 2, 2018 (the “Proxy”). The Company did not receive the votes necessary to accomplish all of the business proposed for the Annual Meeting, so the Company adjourned the meeting before any of the proposals set forth in the Proxy were voted upon in order to evaluate the available alternatives.
The Annual Meeting will reconvene on Friday, July 13, 2018 at 8:30 a.m., Central Daylight Savings Time, at 333 West Wacker Drive, Lobby Conference Room, Chicago, Illinois 60606. The Company does not expect to take up any of items of business at the re-convened Annual Meeting other than those set forth in the Proxy.

Earnings Call Press Release
On May 11, 2018, the Company issued a press release announcing it will hold a public earnings call on Friday May 18, 2018 at 10:00 a.m. CDT to review 2018 first quarter operating and financial results.
The full text of the press release is attached as Exhibit 99.1 to this Current Report on Form 8-K and is incorporated by reference herein.

Item 9.01 - Financial Statements and Exhibits

(d) Exhibits.

Exhibit Number	Description
99.1	Press release issued by Jones Lang LaSalle Income Property Trust, Inc. on May 11, 2018, regarding the public earnings call to be held on May 18, 2018.

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

JONES LANG LASALLE INCOME PROPERTY TRUST, INC.

By:	/s/ Gregory A. Falk
Name: Gregory A. Falk
Title: Chief Financial Officer and Treasurer

Date: May 14, 2018

EXHIBIT INDEX

Exhibit Number	Description
99.1	Press release issued by Jones Lang LaSalle Income Property Trust, Inc. on May 11, 2018, regarding the public earnings call to be held on May 18, 2018.